UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2018

RESOLUTE FOREST PRODUCTS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33776	98-0526415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Resolute Forest Products Inc.

111 Robert-Bourassa Blvd., Suite 5000

Montreal, Quebec, Canada H3C 2M1

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (514) 875-2160

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 2, 2018 (the “Effective Date”), Resolute FP US Inc. (the “Seller”), a wholly owned subsidiary of Resolute Forest Products Inc. (the “Company”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with New-Indy Containerboard LLC (the “Parent”) and New-Indy Catawba LLC (the “Purchaser”), to sell the Company’s Catawba, South Carolina paper and pulp mill (the “Business”) to the Purchaser.

The purchase price for the Business consists of $260 million in cash, subject to a customary closing adjustment to reflect normalized working capital for the Business, and the assumption by the Purchaser of approximately $40 million of balance sheet liabilities, largely net pension benefit obligations. The Purchaser also assumes certain other liabilities, including environmental liabilities related to the purchased assets and the Business.

The parties to the Purchase Agreement have each made certain representations and warranties. The Purchase Agreement requires that the Purchaser obtain a representations and warranty insurance policy, which will be the exclusive source of the Seller’s indemnification obligation for any breach of any representation or warranty by the Seller in the Purchase Agreement, other than for fraud.

The Purchase Agreement contains customary closing conditions, including, but not limited to, (i) the expiration or early termination of the waiting period under the Hart-Scott Rodino Act of 1976, as amended, (ii) certain employment continuity requirements, (iii) certain benefit plans and pension plans shall be in full force, (iv) the Seller shall have received a release under certain collective bargaining agreements with respect to employees of the Business, and (v) the receipt of required third-party consents under acquired contracts and assets. Under the terms of the Purchase Agreement, the Purchaser will also offer employment to all employees of the Business effective, upon the closing of the acquisition.

Seller and Purchaser have also agreed to comply with covenants during the interim period between the date of the Purchase Agreement and the closing of the acquisition of the Business, which include covenants regarding the pre-closing operation of the Business, notice of certain events, access to information, cooperation between the parties with respect to certain government filings, publicity, insurance, environmental issues, no solicitation and exclusivity provisions.

The Purchaser and Seller may terminate the Purchase Agreement at any time by mutual consent, or either party may terminate the Purchase Agreement if (i) the acquisition has not been consummated by March 31, 2019, (ii) a governmental entity issues an order or takes an action that permanently restrains or otherwise prohibits the acquisition of the Business, and (iii) the other party (or Parent, in the case of Seller’s right to terminate) breaches in any material respect any of its representations, warranties, covenants or other agreements contained in the Purchase Agreement in a manner that would give rise to the failure of any closing condition, which breach, if curable, has not been cured within thirty (30) days after the receipt by such other party of written notice from the terminating party specifying the breach. The Seller may also terminate the Purchase Agreement if (i) $7 million has not been placed in escrow within two business days after the Effective Date in accordance with the terms of the Purchase Agreement, or (ii) the mutual closing conditions and the Seller’s closing conditions have been satisfied, Seller has served notice to the Purchaser indicating that Seller is ready, willing and able to consummate the transactions contemplated by the Purchase Agreement and the Purchaser fails to consummate the closing of the transactions contemplated by the Purchase Agreement within three business days following the receipt of Seller’s notice. A Reverse Termination Fee of $20 million is payable by Purchaser if the Seller terminates the Purchase Agreement (i) pursuant to the termination provision set forth in clause (ii) of the previous sentence, or (ii) following a willful breach by the Purchaser of the Purchase Agreement that would give rise to the failure of a closing condition of the Purchase Agreement, which has not been cured after notice is provided to the Purchaser.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

Statements in this current report on Form 8-K that are not reported financial results or other historical information of the Company and its subsidiaries and affiliates are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. They include, for example, statements relating to the expected timetable for closing the sale of the Business and the satisfaction or waiver of closing conditions. Forward-looking statements may be identified by the use of forward-looking terminology such as the words “believes,” “estimates,” “projects,” “anticipates,” “forecast,” “intend,” “project,” “potential,” “target,” “should,” “would,” “could,” “will,” “may,” “expect,” and other terms with similar meaning indicating possible future events or potential impact on our business or the Company’s shareholders.

The reader is cautioned not to place undue reliance on these forward-looking statements, which are not guarantees of future performance. These statements are based on management’s current assumptions, beliefs and expectations, all of which involve a number of business risks and uncertainties that could cause actual results to differ materially. Such risks and uncertainties include, among other things, any delays in receiving required regulatory approvals, the risk that disruption resulting from the sale of the Business may adversely affect the Company’s businesses and business relationships, including with employees, suppliers or customers, or delays in satisfying other closing conditions and disruptions in the global credit and financial markets that could have a negative impact on the completion of the sale of the Business. Additional information regarding factors that may cause actual results to differ materially from these forward-looking statements is available in the Company’s filings with the SEC, including the risks and uncertainties identified in Part I, Item 1A – Risk Factors of the Company’s Annual Report on 10-K for the year ended December 31, 2017.

All forward-looking statements in this current report on Form 8-K are expressly qualified by the cautionary statements contained or referred to in this report and in our other filings with the SEC and the Canadian securities regulatory authorities. We disclaim any obligation to publicly update or revise any forward-looking information, whether as a result of new information, future events or otherwise, except as required by law.

All amounts in this current report on Form 8-K are expressed in U.S. dollars, unless otherwise indicated.

ITEM 7.01	REGULATION FD DISCLOSURE

On October 2, 2018, the Company issued a press release regarding the announcement of the execution of the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

The information contained in Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
99.1	Resolute Forest Products Inc. press release dated October 2, 2018 announcing the execution of the Purchase Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESOLUTE FOREST PRODUCTS INC.

Date: October 2, 2018	By:	/s/ Jacques P. Vachon
		Name:	Jacques P. Vachon
		Title:	Senior Vice President and Chief Legal Officer